Exhibit 10.1

FIRST AMENDMENT TO WARRANT TO PURCHASER SHARES OF CLASS A COMMON STOCK OF INSPIRATO INCORPORATED

THIS FIRST AMENDMENT TO WARRANT TO PURCHASER SHARES OF CLASS A COMMON STOCK OF INSPIRATO INCORPORATED (this “First Amendment”) is made as of June 7, 2023 (the “First Amendment Date”) between Inspirato Incorporated, a Delaware corporation (“Company”), and Saks.com LLC, a Delaware limited liability company, or its registered assigns (“Holder”). Company and Holder are sometimes referred to collectively in this First Amendment as the “Parties.”

RECITALS

WHEREAS, Holder and Company entered into that certain Warrant to Purchase Shares of Class A Common Stock of Inspirato Incorporated dated as of March 13, 2023 (the “Warrant”); and

WHEREAS, Company and Holder wish to amend certain provisions of the Warrant in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions. All capitalized terms used in this First Amendment but not otherwise defined shall have the meanings set forth in the Warrant.

2.Exhibit A. Exhibit A, EXERCISE CONDITIONS, of the Warrant is hereby deleted in its entirety and replaced with the attached Exhibit A.

3.Ratification. All of the sections, terms, covenants and conditions contained in the Warrant, except as modified by this First Amendment, shall remain unmodified and of full force and effect and are hereby ratified and affirmed by Company and Holder.

4.Binding Effect. This First Amendment shall be binding upon and incur to the benefit of the Parties hereto, their respective successors and assigns.

5.Governing Law. The governing law of the Warrant shall govern this First Amendment and all disputes relating to the performance or interpretation of any term of this First Amendment.

6.Counterparts. This First Amendment may be executed in two or more counterparts and via facsimile, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Executed by the undersigned as of the date first written above.

HOLDER:

SAKS.COM LLC

By:	/S/ Vince Phelan
Name:	Vince Phelan
Title:	Chief Financial Officer

COMPANY:

INSPIRATO INCORPORATED

By:	/S/ Brent Handler
Name:	Brent Handler
Title:	CEO

EXHIBIT A

EXERCISE CONDITIONS

Capitalized terms used but not defined in this Exhibit A shall have the respective meanings ascribed to such terms in the Warrant to which this exhibit is attached. The Shares subject to this Warrant shall only become exercisable after the applicable Allocation for such Shares in accordance with the terms and conditions set forth below. All calculations involving Shares pursuant to this Exhibit A that equal one-half Share or more shall be rounded up to the nearest whole Share and that equal less than one-half Share shall be rounded down to the nearest whole Share.  For example 21.64 Shares shall be rounded to 22 Shares and 21.34 Shares shall be rounded to 21 Shares.

1. Definitions.

(a) “Allocated” or “Allocation” means the action of the Shares being earned by the Holder as set forth in Section 2 below.

2. Allocation. The Holder shall be Allocated Shares subject to the Warrant as follows:

(a) Qualified Purchaser. For each Qualified Purchaser (as defined in the Commercial Agreement) that purchases a Club Subscription (as defined in the Commercial Agreement) or a Saks Premium Travel Membership (as defined in the Commercial Agreement) as follows:

(i)

an annual Club Subscription or a Saks Premium Travel Membership, the Holder will be Allocated 1,200 Shares at the end of the next fiscal quarter following the date of such Qualified Purchaser’s initial subscription payment; or

(ii)

a month-to-month Club Subscription, the Holder will be Allocated 1,200 Shares at the end of the next fiscal quarter following such Qualified Purchaser’s payment for the 12th month of such Club Subscription; provided that, for the avoidance of doubt, if such Qualified Purchaser cancels such Inspirato Subscription before such Qualified Purchaser’s payment is made for the 12th month of such Inspirato Subscription, the Holder will not be Allocated any Shares associated with such subscription.

(b) Marketing Purchaser. For each Marketing Purchaser (as defined in the Commercial

Agreement), who was not Actively Engaging (as defined in the Commercial Agreement) as of the Lead Date (as defined in the Commercial Agreement) for such Marketing Purchaser, that purchases an Inspirato Subscription as follows:

(i)

an annual Inspirato Subscription within 12 months of the applicable Lead Date, the Holder will be Allocated 600 Shares at the end of the next fiscal quarter following the date of such Marketing Purchaser’s initial subscription payment; or

(ii)

a month-to-month Inspirato Subscription within 12 months of the applicable Lead Date, Holder will be Allocated 600 Shares at the end of the next fiscal quarter following such Marketing Purchase’s payment for the 12th month of such Inspirato Subscription; provided that, for the avoidance of doubt, if such Marketing Purchaser cancels such Inspirato Subscription before such Marketing Purchaser’s payment is made for the 12th month of such Inspirato Subscription, the Holder will not be Allocated any Shares associated with such subscription.

(c) Inspirato Subscription Renewals.

(i) Club Subscription Renewals. For every Club Subscription renewal, where Shares were Allocated to Holder pursuant to Section 2 above for the initial Inspirato Subscription year, Holder will be Allocated an amount of Shares equal to 15.38% of the Club Net Subscription Revenue collected by Company (“Club Net Subscription Revenue” is defined as gross subscription revenue minus 3.0% for credit card fees) for the applicable renewal periods following the initial Club Subscription membership year, at the end of the next fiscal quarter following the date of the renewal of the Club Subscription. In any renewal year, Company may offer incentives at their discretion to incentivize Club Subscription renewals. The cost to Company for these incentives will be deducted from the Club Net Subscription Revenue for such renewal period amount prior to calculating the Allocated number of Shares, but in no event should Holder receive less than 400 Shares per Club Subscription renewal on an annualized basis. However, Holder will not Allocate any Shares for the second year of a “buy one year, get one year free” Club Subscription promotion.  For example, if a Member initially signs up for a “buy one year, get one year free” Club Subscription promotion, for an initial payment of $7,800.00, Holder shall Allocate 1,200 Shares reflecting the Share Allocation for the initial, paid Club Subscription year and Holder shall not Allocate any additional Shares for the second Club Subscription year. If in this example in the third year, the Member continues paying $650.00 per month after 3.0% for credit card fees were deducted (i.e., the then-applicable monthly Club Net Subscription Revenue), Holder shall be Allocated a number of Shares equal to 15.38% of such $650 per month, or 100 Shares per month. For the avoidance of doubt, if a Saks Premium Travel Membership member renews its Club Subscription only, this subsection will apply in calculating Allocated Shared.

(ii) Saks Premium Travel Membership Renewals. For every Saks Premium Travel Membership renewal, where Shares were Allocated to Holder pursuant to Section 2 above for the initial Inspirato Subscription, Holder will be Allocated an amount of Shares equal to 15.38% of the then-current Club Net Subscription Revenue for the applicable renewal periods following the initial Saks Premium Travel Membership year, at the end of the next fiscal quarter following the date of the renewal of the Saks Premium Travel Membership. In any renewal year, Company may offer incentives at their discretion to incentivize Saks Premium Travel Membership renewals. The cost to Company for these incentives will be deducted from the Club Net Subscription Revenue for such renewal period amount prior to calculating the Allocated number of Shares. For example, if the then-current rate to renew a Club Subscription is $7,800.00, with a Company incentive of a $3,500.00 discount to $4,300.00 (after 3.0% for credit card fees are deducted), Holder shall be Allocated 661 Shares.

(iii) Pass Subscription Renewals. For every Pass Subscription renewal, where Shares were Allocated to Holder pursuant to Section 2 above for the initial Inspirato Subscription, Holder will be Allocated a number of Shares equal to 1.96% of the Net Pass Revenue collected by Company (“Net Pass Revenue” is defined as gross pass revenue minus 3.0% for credit card fees) for the applicable renewal periods, at the end of the next fiscal quarter following the date of the renewal of the Pass Subscription. For example, if a Pass Subscription Member renews their Pass Subscription for an additional year resulting in a Net Pass Revenue of $30,600, after 3.0% for credit card fees were deducted, Holder shall be Allocated 600 Shares (i.e, 30,600 x 1.96%). For clarification, if a Pass Subscription Member converts from a Club Subscription Member during the initial subscription year, Holder shall retain the Shares issued in connection with the initial subscription year and begin Allocating incremental Shares relating to the Pass Subscription conversion/renewal beginning in month 13. For example, if someone signs up for a $7,800 Club Subscription membership, where Holder Allocated 1,200 Shares originally, and then converts to a Pass Subscription, resulting in monthly Net Pass Revenue of $1,900.00, beginning in month seven (7), Holder shall retain the original 1,200 Shares relating to the initial year of the Club Subscription and shall begin Allocating 37 Shares per month beginning in month 13 (1,900 x 1.96% = 37 Shares per month)

pursuant to the Pass Subscription conversion/renewal.

(iv) Share Allocation. Shares relating to any Inspirato Subscription renewal will be Allocated consistent with the Allocation schedule applicable to Share Allocations in connection with an initial Inspirato Subscription, as detailed in Section 2 above.

(v) Share True-Up. In the event: (i) the Company issues any refunds of any Net Subscription Revenue in connection with the sale of any Inspirato Subscriptions where Shares were Allocated; or (ii) reversal of any Net Subscription Revenue where Shares were Allocated (for example, reversal by credit card company), the Company will provide documentation verifying said refund or non-payment and the Parties will true-up at the end of the next fiscal quarter, by Company offsetting future Allocations of Shares.

3. Vesting. All Allocated Shares shall vest and become exercisable immediately upon Allocation of such Shares.